Exhibit 99.1

News Release

Commercial Metals Company Signs Definitive Asset Purchase Agreement for Purchase of Steel

Fabrication Business of Associated Steel Workers, Limited

IRVING, Texas, October 26, 2016 - Commercial Metals Company (NYSE: CMC) announced that its wholly owned subsidiary, CMC Steel Fabricators, Inc., signed a definitive asset purchase agreement to acquire the steel fabrication business of Associated Steel Workers, Limited (ASW). ASW’s steel fabrication business fabricates, delivers and installs uncoated black reinforcing bar and related materials as well as sells, delivers and installs epoxy and other corrosive resistant coated reinforcing bar and related materials in the State of Hawai’i. The transaction is expected to close after a 60 day statutory notice period and is subject to customary closing conditions.

Tracy Porter, CMC’s Executive Vice President-CMC Operations, commented: “The signing of the asset purchase agreement for the acquisition of ASW’s steel fabrication business continues CMC’s vertical integration strategy by extending our geographic reach and establishing a fabrication operation in Hawai’i. We are excited to expand our presence in the Hawaiian market and to continue ASW’s long-established tradition of providing quality products and services to its customers.”

Ronald Fujikawa, President and CEO of ASW stated: “From our humble beginnings in 1948, ASW has sought to be a leader in the construction industry. In deciding to sell the rebar business, we sought and, we believe we found, a good partner that would continue our legacy. Over the last 5 years, we have worked with CMC on various projects and believe CMC can continue to provide the same, if not better, service to our customers and treatment of our employees, some of whom have decades of loyal service to the company. We’d like to thank our loyal employees and customers for helping to make ASW the company it is today.”

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This news release contains forward-looking statements regarding the Company’s expectations relating to its operations in the United States and the Company’s operating plans and future financial results. These forward-looking statements generally can be identified by phrases such as we, CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, the following: the completion of potential transactions on intended timetables or at all; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing;

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currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. Risk Factors included in the Company’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2015.

Media Contact:

Susan Gerber

214.689.4300